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                                                             Exhibit 23.1a.


                Letterhead of KENNY S&P EVALUATION SERVICES
                    A Division of J.J. Kenny Co., Inc.
                                                           October 17, 1996
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

            Re:   Dean Witter Select Municipal Trust,
                  Vermont Portfolio Series 2

Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-25835 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,


                                    Frank A. Ciccotto
                                    Frank A. Ciccotto
                                    Vice President





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                                                         Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 4, 1996, accompanying the financial statements of the Dean Witter Select Municipal Trust Vermont Portfolio Series 2 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



DELOITTE & TOUCHE LLP




October 17, 1996
New York, New York